EXHIBIT 10.2

SHILOH INDUSTRIES, INC.

INCENTIVE STOCK OPTION AGREEMENT

This AGREEMENT (this “Agreement”) is made as of                              (the “Date of Grant”), by and between Shiloh Industries, Inc. a Delaware corporation (the “Company”), and                              (“Participant”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”), the Company hereby grants to Participant as of the Date of Grant the Option Right to purchase              Common Shares (the “Optioned Shares”). The Option Right may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to the Option Right shall be $             per share subject to adjustment as hereinafter provided (the “Option Price”). The Option Right is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto. Except to the extent of the $100,000 limitation set forth in Section 422(d) of the Code, the Option Right is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will enable this Option Right to be so qualified. To the extent, if any, that the $100,000 limitation set forth in Section 422(d) of the Code is exceeded, the Option Right shall constitute two separate options with the first option covering the number of Common Shares up to the $100,000 limitation intended to be an incentive stock option and the second option covering any excess Common Shares intended to be a nonqualified stock option.

2. Term of Option Right. The term of the Option Right shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3. Right to Exercise. Subject to Section 6 hereof, except as otherwise provided on Exhibit A attached hereto, the Option Right will be exercisable to the extent of one-third (1/3) of the Optioned Shares covered by the Option Right after Participant shall have been in the continuous employ of the Company or a Subsidiary for one full year from the Date of Grant and to the extent of an additional one third (1/3) thereof after each of the next two successive years thereafter during which Participant shall have been in the continuous employ of the Company or a Subsidiary. Notwithstanding the foregoing, in no event shall Participant be entitled to acquire a fraction of one Optioned Share pursuant to the Option Right. Participant shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to Participant upon the exercise of all or part of the Option Right.

4. Option Right Nontransferable. The Option Right granted hereby shall be neither transferable nor assignable by Participant other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of Participant, only by Participant, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of Participant in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then exercisable, the Option Right may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option Right is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option Right is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. Participant may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by Participant for (i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by Participant pursuant to the exercise of an incentive stock option, within the meaning of Section 422 of the Code or (ii) more than six months prior to the date of exercise, if they were originally acquired by Participant other than pursuant to the exercise of an incentive stock option, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by Participant in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share on the date of transfer. The requirement of payment in cash shall be deemed satisfied if Participant makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of the Option Right, Participant shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board shall in its sole discretion deem necessary or advisable. The date of Participant’s written notice shall be the exercise date.

6. Termination of Agreement. This Agreement and the Option Right granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a) Ninety (90) days after (i) Participant’s retirement under a retirement plan of the Company or any Subsidiary at the earliest voluntary retirement age provided for therein or retirement at an earlier age with the consent of the Board or (ii) the termination of Participant’s employment with the Company or a Subsidiary under circumstances determined by the Board to be for the convenience of the Company;

(b) One (1) year after Participant’s death or permanent disability if such death or permanent disability occurs (i) while Participant is employed by the Company or any Subsidiary or (ii) within the ninety (90) day period described in Section 6(a) hereof;

(c) Thirty (30) calendar days after Participant ceases to be an employee of the Company and the Subsidiaries for any reason other than as described in Section 6(a) or 6(b) hereof; or

(d) Ten (10) years from the Date of Grant.

Notwithstanding the foregoing, in the event that Participant’s employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Option Right will cease to be exercisable to the extent exercisable as of such termination and will not become exercisable after such termination. For purposes of this provision, “cause” shall mean Participant shall have committed prior to termination of employment any act that the Board determines to have been intentionally committed and materially inimical to the interests of the Company or any Subsidiary.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of Participant’s termination of employment with the Company or a Subsidiary. For the purposes of this Agreement, the continuous employment of Participant with the Company shall not be deemed to have been interrupted, and Participant shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his or her employment among the Company and the Subsidiaries or a leave of absence approved by the Board.

7. Acceleration of Option Right. The Option Right granted hereby shall become immediately exercisable in full in the event of a Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

(a) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, any

Subsidiary, MTD Products Inc or any of its affiliates), should acquire direct or indirect ownership of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company; provided, however, that for purposes of this Section, any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company shall not constitute a Change in Control;

(b) any of the following transactions is consummated:

(i)	any consolidation or merger of the Company in which the Company is not the surviving corporation, other than (A) a merger of the Company in which the holders of the Common Stock, immediately prior to the merger, have the same proportionate ownership of the surviving corporation immediately after the merger; or (B) a merger or consolidation of the Company with MTD Products Inc or any of its affiliates; or

(ii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company except for a sale, lease or exchange to MTD Products Inc or any of its affiliates; or

(c) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

8. No Employment Contract. Nothing contained in this Agreement shall confer upon Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Participant.

9. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option Right, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option Right that the Participant shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise thereof would result in a violation of any such law.

11. Adjustments. The Board may make or provide for such adjustments in the number of Optioned Shares covered by the Option Right, in the Option Price applicable to the Option Right, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of Participant’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for the Option Right such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option Right.

12. Availability of Common Shares. The Company shall at all times until the termination of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of the Option Right.

13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Participant under this Agreement without Participant’s consent.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option Right or its exercise.

16. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to, the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Participant, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

18. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to Participant shall be addressed to Participant at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

19. Mandatory Notice of Disqualifying Disposition. Without limiting any other provision hereof, Participant hereby agrees that if Participant disposes (whether by sale, exchange, gift or otherwise) of any of the Optioned Shares acquired pursuant to the exercise of an incentive stock option within two (2) years of the Date of Grant or within one (1) year after the transfer of such share or shares to Participant, Participant shall notify the Company of such disposition in writing within thirty (30) days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by Participant in connection therewith.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Participant has also executed this Agreement in duplicate, as of the day and year first above written.

SHILOH INDUSTRIES, INC.
By:
Name:
Title:

The undersigned Participant hereby acknowledges receipt of an executed original of this Incentive Stock Option Agreement.

Participant

Exhibit A

Vesting Schedule:

The Option Right will be exercisable to the extent of one-third (1/3) of the Optioned Shares covered by the Option Right after Participant shall have been in the continuous employ of the Company or a Subsidiary for one full year from the Date of Grant and to the extent of an additional one third (1/3) thereof after each of the next two successive years thereafter during which Participant shall have been in the continuous employ of the Company or a Subsidiary, unless otherwise specified as follows: